Effective August 24, 2007 the name has
changed to Environmental Recycling
Technologies plc
F-6 File No.:  333-103608

EXHIBIT A
No. __________ ___ _________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
10 deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
PAR VALUE 0.025 GBP EACH O
3DM WORLDWIDE PLC -
(INCORPORATED UNDER THE LAWS
OF ENGLAND AND WALES)
The Bank of New York, as depositary
(herein called the Depositary), hereby
certifies that_____________
____________________________________
________________, or registered assigns IS
THE OWNER OF_____________________
AMER DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of 3DM Worldwide
plc, incorporated under the laws of England
and Wales! (herein called the Company). At
the date hereof, each American Depositary
Share represents 10 Shares deposited or
subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the principal London office of
the Depositary (herein called the Custodian).
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
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1. THE DEPOSIT AGREEMENT
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of March 5, 2003, as the
same may be amended from time to time in
accordance with its terms (the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt or any interest
therein agrees to become a party thereto and
become bound by all the terms and
conditions thereof The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities). Copies of the
Depo are on file at the Depositarys
Corporate. Trust Office in New York City
and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made. Capitalized
terms defined in the Deposit Agreement and
not defined herein shall have the meanings
set forth in the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued. Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates in the name of
the Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt. Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk andtpense of the Owner
hereof.
3. TRANSFERS. SPLIT-UPS. AND
COMBINATIONS OF RECEIPTS
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicab1 transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose. This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any
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Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presenter of
the Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
The delivery of Receipts against deposit of
Shares generally or against deposit of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts - may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the DepQsitary or the
Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason. The Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares which would
be required to be registered under the
provisions of the Securities Act of 1933 for
the public offer and sale thereof lif the
United States unless a registration statement
is in effect as to such Shares for such offer
and sale. Notwithstanding anything to the
contrary in the Deposit Agreement, Owners
shall be entitled to surrender Receipts and
withdraw Deposited Securities as provided
in Section 2.05 of the Deposit Agreement at
any time, subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
4. LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES
f tax or other governmental charge shall
become payable vith respect to any Receipt
or any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Owner or
Beneficial Owner hereof to the Depositary.
The Depositary may refuse to effect any
transfer of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or ma; sell for the account of
the Owner or Beneficial Owner hereof any
part or all of the Deposit&d represented by
the American Depositary Shares evidenced
by this Receipt, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner or Beneficial Owner hereof shall
remain liable for any deficiency.
5. WARRANTIES ON DEPOSIT OF
SHARES
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent arid warrant that such Shares
and each certificate therefor are validly
issued, fully paid, non-assessable, and were
not issued in violation of any preemptive or
similar rights of
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the holders of outstanding Shares and that
the person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that such Shares
are not, and American Depositary Shares
representing such Shares would not be,
Restricted Securities. Such representations
and warranties shall survive the deposit of
Shares and delivery of Receipts.
6. FILING PROOFS. CERTIFICATES.
AND OTHER INFORMATION
Any person presenting Shares for deposit or
any Owner or Beneficial Owner of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Fo:reign Registrar, if
applicable, to execute such certificates and
to make such representations nd warranties,
as the Depositary may deem necessary or
proper. The Depositary may withhold the
deliveryo of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made. No Share shall be accepted
for deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in the United Kingdom
that is then performing the function of the
regulation of currency exchange.
7. CHARGES OF DEPOSITARY
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time. The Depositary shall present its
statement for such charges and expenses to
the Company once every three months. The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issthince pursuant to a
stock dividend or stock split declared by The
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.03 of the Deposit Agreement), or by
Owners, as applicable: (I) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to trajiifers of Shares to or from
the na?ne of the Depositary or its nominee
or the Custodian or its nominee on the
making of de or withdrawals under the terms
of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as
are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03, 4.03 or 4.04 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to Section
4.02 of the Deposit Agreement, such fee
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being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreern and shall be payable at the sole
discretion of the Depositary by billing such
Owners for suth or by deducting such charge
from one or more cash dividends or other
cash distributions).
The Depositary, subject to Article S hereof,
may own and deal in any class of securities
of the Company and its affiliates and in
Receipts.
8. PRE-RELEASE OF RECEIPTS
Notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a Pre-Release). The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre Release or the
Depositary knows that such Receipt has
been Pre-Released. The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release. Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts or Shares are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate. The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9. TITLE TO RECEIPTS
It is a condition of this Receipt and every
successive Owner and Beneficial Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New
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York; provided, however that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10. VALIDITY OF RECEIPT
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature of a
duly authorized signatory of the Depositary;
provided, however, that such signature may
be a facsimile if a Registrar for the Receipts
shall have been appointed and such Receipts
are countersigned by the manual si of a duly
authorized officer of the Registrar.
11. REPORTS: INSPECTION OF
TRANSFER BOOKS
The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Commission.
Such reports will be available for inspection
and copying by Owners and Beneficial
Owners at the public refei facilities
maintained by the Commission located at
450 Fifth Street, N.W., Washington, D.C.
20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and.(b) made generally available
to the holders of such Deposited Securities
by the Company. The Depositary will also,
upon written request, send to Owners of
Receipts copies of such reports when
fUrnished by the Company pursuant to the
Deposit Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by Ithe Company shall be
furnished in English to the extent such
materials are required to be tSiislated into
English pursuant to any regulations of the
Commission.
The Depositary will keep books, at its
Corporate Trust Office, for the registration
of Receipts and transfers of Receipts which
at all reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreem or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable baths into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert such
dividend or distribution into dollars and will
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto;
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provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
Anerican Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution
other than a distribution described in Section
4.01, 4.03 or 4.04 of the Deposit Agreement,
the Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reasoi Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof; and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement. The Depositary
may withhold any distribution of securities
under Section 4.02 of the Deposit
Agreement, if it has not received satisfactory
assurances from the Company that the
(listribution does not require registration
under the Securities Act of 1933.
If any distribution consists of a dividend in,
or free distribution of, Shares, the
Depositary may distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement. If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
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13. RIGHTS
Tn the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse. If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful. and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportioWto the number of American
Depositary Shares held by such
Owner,warrants or other instruments
therefor in such form as it deems
appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a)
the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law. -
if the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and theCompany shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner. As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, iecute and deliver
Receipts to such Owner; provided, however,
that in the case of a distribution pursuant to
the second paragraph of this Article 13, such
deposit shall be made, and depositary shares
shall bedelivered, under depositary
arrangement which provides for issuance of
depositary recei to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
if the Depositary determines in its discretion
that it is not lawful and feasible to make
such rights available to all or certain
Owners,, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as providcd in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement)
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for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective. If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States :Wr the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
14. CONVERSION OF FOREIGN
CURRENCY
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants or instruments
upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions Song Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
if such conversion or distributibn can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
if at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
accounts of, the Owners entitled to receive
the same.
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If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the accounts of, the Owners
entitled thereto.
15. RECORD DATES
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever f any
reason the Depositary causes a change in the
number of Shares that are represented bS
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (iii)
responsible for any fees or charges assessed
by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16. VOTING OF DEPOSITED
SECURI1TES
Upon receipt from the Company of notice of
any meeting or solicitation of proxies or
consents of holders of Shares or other
Deposited Securities, the Depositary shall, if
requested in writing by the Company, as
soon as practicable thereafler, mail to the
Owners a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners as
of the close of business on a specified record
date will be entitled, subject to any
applicable provision of English law and of
the Memorandum arid Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their American Depositary
Shares and (c) a statement as to the manner
in which such instructions may be given.
Upon the written request of an Owner of a
Receipt on such record date, received on or
before the date established by the Depositary
for such purpose, the Depositary shall
endeavor, in so far as practicable, to vote or
cauge to be voted the amount of Shares or
other Deposited Securities represented by
the Amer ah Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request. The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to such Shares or other
Deposited Securities other than in
accordance with such instructions.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the
instruction date to ensure that the Depositary
will vote the Shares or Deposited Securities
in accordance with the provisions set forth
in the preceding paragraph.
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In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, the Company shall
give the Depositary notice of any such
meeting or solicitation not less than 45 days
prior to the meeting date or date for giving
such proxies or consents.
17. CHANGES AFFECTING DEPOSITED
SECURITIES
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do
not apply, upon any change in nominal
value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treate new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares ihall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to die following sentence.
In any such case the Depositary may execute
and deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18. LIABILITY OF TIlE COMPANY AND
DEPOSITARY
Neither the Depositary nor the Company nor
any of theft directors, employees, agents or
affiliates shall incur any liability to any
Owner or Beneficial Owner if, by reason of
any provision of any present or future law or
regulation of the United States or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the
Memorandum and Articles of Association of
the Company, or by reason of any provision
of any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms oithe Deposit Agreement or Deposited
Securities it is provided shall be done or
performed; nor shall the Depositary or the
Company or any of theft directors,
employees, agents or affiliates incur any
liability to any Owner or Beneficial Owner
of a Receipt by reason of any non-
performance or delay, caused as aforesaidjn
the performance of any act or thing which
by the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion rovided for in the
Deposit Agreement. Where, by the terms of
a distribution: pursuant td SStion 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith. The Depositary shall not be
subject to any liability with respect to the
validity or worth of the
A-
Deposited Securities. Neither the Depositary
nor the Company shall be under any
obligation to appear in or prosecute any
action, suit, or other proceeding in respect of
any Deposited Securities or in respect of the
Receipts on behalf of any Owner, Beneficial
Owner or other person. The parties to the
Deposit Agreement understand that the
Custodian is not a party to the Deposit
Agreement and, accordingly, the Custodian
has no obligations whatsoever with respect
to such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Beneficial Owner of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information. The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
anysuch vote, provided that any such action
or nonaction is in good faith. The Depositary
shall be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary. No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19. RESIGNATION AND REMOVAL OF
THE DEPOSITARY: APPOINTMENT OF
SUCCESSOR CUSTODIAN
The Depositary may at any time resign as
Depositary by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement. The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement. Whenever the Depositary in ifs
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may ap a substitute or additional custodian
or custodians.
20. AMENDMENT
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement betWeen the Company and the
Depositary without the consent of Owners or
Beneficial Owners1rr respect which they
may deem necessary or desirable. Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice
of such amendment shall have been given to.
the Owners of outstanding Receipts. Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such Receipt or any interest therein, to
consent and agree to such anendment and to
be bound by the Deposit Agreement as
amended thereby. In no event shall
A- 12
any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21. TERMINATION OF DEPOSIT
AGREEMENT
The Depositary at any time at the direction
of the Company, shall terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts
then outstanding at least 90 days prior to the
date fixed in such notice for such
termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointe
accepted its appointment as provided in the
Deposit Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Coq,orate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.05 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt. If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of one year from the date bf
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agfeement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro nta benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming eneral creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges). Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
A- 13
22. SUBMISSION TO JURISDICTION
In the Deposit Agreement, the Company has
(i) appointed Rake Paykin & Krieg, LLP,
185 Madison Avenue, 10 Floor, New York,
NY 10016, Attn: James 0. Smith, Esq., as
the Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any statc or federal
court in the State of New York in which any
such suit or proceeding may be instituted,
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding.
23. DISCLOSURE OF INTERESTS
Notwithstanding any other provision of the
Deposii each Owner and Beneficial Owner
shall be bound by and subject to the
Memorandum and Articles of Association of
the company as if American Depositary
Shares were the Shares they represent;
provided, however that those provisions
shall apply to Owners and Beneficial
Owners only to the extent feasible. Each
Owner and Beneficial Owner shall provide
information the Company requests in a
disclosure notice (a Disclosure Notice)
given pursuant to statutory provisions of
English Jaw or the Memorandum and
Articles of Association of the Company.
The Company may from time to time
request Owners to provide information (a) as
to the capacity in which such Owners own
or owned American Depositary Sharcs, (b)
regarding the identity of any other persons
then or previously interested in such
American Depositary Shares and (c)
regarding the nature of such interest and
various other matters pursuant to applicable
law or the Memorandum and Articles of
Association of the Company or other such
corporate document of the Company, all as
if such American Depositary Shares were to
the extent practicable the underlying Shares.
The Depositary agrees to use reasonable
efforts to comply with written instructions
received from the Company requesting that
the Depositary forward any such requests to
Owners or to forward to the Company any
responses to such requests recehtl by the
Depositary.
if the Company requests information
pursuant to the Memorandum and Articles
of Association of the Company or English
statutory law from the Depositary or the
Custodian as the registered holder of
deposited Shares, the obligations of the
Depositary or the Custodian, as the case may
be, shall be limited to disclosing to the
Company such information relating to the
Shares in question as has in each case been
recorded by it pursuantto the terms of the
Deposit Agreement.
A- 14
Exhibit 4
EMMET, MARVIN & MARTIN, LLP
COUNSELLORS AT LAW
177 MADISON AvENUE
120 BROADWAY	opsrno NEW JERsEY
07960
WR1TE	NEW YORK, NEW YORK
10271	(973)538-5600
_____	FAX: (973) 538-6448
(212) 238-3000
1351 WASHUqGTON BOULE
2 FLOOR
FAX: (212) 238-3100	STAMFORD,
CONNEcT 06902
http	(203) 425-1400
FAX:(203)425-14
March 5, 2003
The Bank of New York -
as Depositary
101 Barclay &reet
New York, New York, 10286
Re: American Depositary Receipts for
Ordinary Shares, Par Value 0.025 GBP
each, of 3DM Worldwide plc
Ladies and Gentlemen:
We refer to the registration statement to be
filed on Form F-6 mder the Securities
Act of 1933 (the Registration Statement) by
the legal entity created by the agreement
(the Depoit Agreement) for issuance of
American Depositary Shares (ADSs)
evidenced by American Depositary Receipts
(ADRs) for ordinary shares, par value
0.025 GBP each, of 3DM Worldwide plc for
which you propose to act as Depositary.
We are of the opinion that the ADSs covered
by the Regjstration Statement, when issued
in accordance with the terms of the Deposit
Agreement, will, when sold, be legally
issued and will entitle the holders thereof to
the rights specifie the Deposit Agreement
and the ADRs.
This opinion may be used by you as an
exhibit to the Registration Statement. Very
truly yours,
EMMET, MARVIN & MARTIN, LLP
..DOC
Exhibit (5)
CERTIFICATION UNDER RULE 466
The depositary, The Bank of New York,
represents and certifies th following:
(1) That it previously has filed a registration
statement on Form F-6 for Techmarine
International plc, File No. 333-101616,
which the Commission declared effective,
with terms of deposit identical to the terms
of deposit of this registration statement.
(2) That its ability to designate the date and
time of effectiveness under Rule 466 has not
been suspended.
By:
TI-IF BANK OF NEW YORK,
As Depositaiy
Title: Vice President